EXHIBIT 99.1

Arc Logistics Partners http://arcxlp.com

Arc Logistics Partners LP Announces Second Quarter 2015 Results

NEW YORK, Aug. 5, 2015 (GLOBE NEWSWIRE) -- Arc Logistics Partners LP (NYSE:ARCX) ("Arc Logistics" or the "Partnership") today reported its financial and operating results for the second quarter ended June 30, 2015.

During the second quarter of 2015, the Partnership accomplished the following:

  Acquired, together with an affiliate of GE Energy Financial Services in a joint venture arrangement, Joliet Bulk, Barge & Rail LLC ("JBBR Acquisition") located in Joliet, Illinois, the principal assets of which consist of a petroleum products terminal and a 4-mile crude oil pipeline (the "Joliet Terminal")

  Realized petroleum product throughput of 64.0 thousand barrels per day ("mbpd")

  Reported revenue, net income and Adjusted EBITDA of $19.1 million, $2.8 million and $10.6 million, respectively

  Invested $1.1 million of expansion capital to support existing, new and future customer initiatives

  Generated Distributable Cash Flow of $8.7 million

  Increased its quarterly cash distribution to $0.425 per unit for the second quarter ended June 30, 2015, which represents a 3.7% increase over the distribution for first quarter ended March 31, 2015

For additional information regarding the Partnership's calculation of Adjusted EBITDA and Distributable Cash Flow, which are non-GAAP financial measures, and a reconciliation of net income to Adjusted EBITDA and Distributable Cash Flow, please see below in this release and the accompanying tables.

Second Quarter 2015 Operational and Financial Results

The Partnership reported second quarter 2015 net income of $2.8 million, an increase of $0.1 million or 3% over the second quarter 2014 net income of $2.7 million. The increase was driven by an increase in revenues of approximately $4.4 million primarily attributable to the Joliet Terminal, the execution of new commercial agreements, increased activity at select refined products terminals and a decrease in operating expenses of $0.3 million as a result of lower transloading activity at the Gulf Coast terminals offset by an increase in one-time transaction related expenses of $0.7 million, an increase in interest expense, depreciation and amortization expenses of $0.6 million, $0.9 million and $0.8 million, respectively, attributable to the JBBR Acquisition and an increase of $1.6 million of unit based compensation expense.

For the second quarter 2015, the Partnership generated $10.6 million of Adjusted EBITDA, an increase of $2.9 million or 37% over the second quarter 2014 Adjusted EBITDA of $7.7 million. The increase in Adjusted EBITDA for the three months ended June 30, 2015 was primarily attributable to the execution of new customer agreements in Blakeley, AL and Toledo, OH, reduced operating expenses at our Gulf Coast facilities, increased customer activity at certain refined products terminals and the contribution of the Joliet Terminal operations.

As of June 30, 2015, the Partnership's storage capacity was approximately 6.7 million barrels, which represents a 300,000 barrel or 5% increase when compared to our capacity at June 30, 2014. The increase in storage capacity is related to the JBBR Acquisition.

The Partnership's throughput activity decreased by 16.2 mbpd, or 20%, to 64.0 mbpd during the second quarter of 2015 compared to the second quarter of 2014. This decrease was due to reduced customer activity and the expiration of customer agreements in Baltimore, MD, Blakeley, AL, Chickasaw, AL, Cleveland, OH, Mobile, AL, Portland, OR and Saraland, AL offset by the execution of new customer agreements and increased customer activity in Brooklyn, NY, Selma, NC and Mobile-Methanol, AL.

The Partnership's revenues increased by approximately $4.4 million, or 30%, to $19.1 million during the second quarter of 2015, compared to second quarter 2014 revenues of $14.7 million. The increase in the second quarter revenues was due to (i) new customer agreements acquired in the JBBR Acquisition, (ii) execution of new customer agreements in Blakeley, AL and Toledo, OH and (iii) amendments to existing agreements in Brooklyn, NY, Mobile-Methanol, AL and Portland, OR offset by a decrease in ancillary services fees driven by a reduction in customer activity in our Gulf Coast terminals.

The Partnership's operating expenses decreased by approximately $0.3 million, or 4%, to $7.0 million during the second quarter of 2015, compared to $7.3 million in the second quarter of 2014. The decrease in operating expenses was primarily due to lower utility and contractor expenses as a result of reduced transloading activity at our Gulf Coast terminals offset by the additional operating expenses at the Joliet Terminal.

In July 2015, the Partnership declared a quarterly cash distribution of $0.425 per unit, or $1.70 per unit on an annualized basis, for the period from April 1, 2015 through June 30, 2015. The second quarter distribution represents a 3.7% increase over the first quarter 2015 cash distribution of $0.41 per unit ($1.64 per unit on an annualized basis). The distribution will be paid on August 14, 2015 to unitholders of record as of August 10, 2015.

Conference Call

Arc Logistics will hold a conference call and webcast to discuss the second quarter 2015 financial results on August 6, 2015, at 8:00 a.m. Eastern. Interested parties may listen to the conference call by dialing (855) 433-0931. International callers may access the conference call by dialing (484) 756-4279. The call may also be accessed live over the internet by visiting the "Investor Relations" page of the Partnership's website at www.arcxlp.com and will be available for replay for approximately one month.

About Arc Logistics Partners LP

Arc Logistics is a fee-based, growth-oriented limited partnership that owns, operates, develops and acquires a diversified portfolio of complementary energy logistics assets. Arc Logistics is principally engaged in the terminalling, storage, throughput and transloading of crude oil and petroleum products. For more information please visit www.arcxlp.com.

Forward-Looking Statements

Certain statements and information in this press release constitute "forward-looking statements." Certain expressions including "believe," "expect," "intends," or other similar expressions are intended to identify the Partnership's current expectations, opinions, views or beliefs concerning future developments and their potential effect on the Partnership. While management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. The forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership's control) and assumptions that could cause actual results to differ materially from the Partnership's historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from forward-looking statements include but are not limited to: (i) adverse economic, capital markets and political conditions; (ii) changes in the market place for the Partnership's services; (iii) changes in supply and demand of crude oil and petroleum products; (iv) actions and performance of the Partnership's customers, vendors or competitors; (v) changes in the cost of or availability of capital; (vi) unanticipated capital expenditures in connection with the construction, repair or replacement of the Partnership's assets; (vii) operating hazards, unforeseen weather events or matters beyond the Partnership's control; (viii) inability to consummate acquisitions, pending or otherwise, on acceptable terms and successfully integrate acquired businesses into the Partnership's operations; (ix) effects of existing and future laws or governmental regulations; and (x) litigation. Additional information concerning these and other factors that could cause the Partnership's actual results to differ from projected results can be found in the Partnership's public periodic filings with the Securities and Exchange Commission ("SEC"), including the Partnership's Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on March 12, 2015 and any updates thereto in the Partnership's subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The Partnership defines Adjusted EBITDA as net income before interest expense, income taxes and depreciation and amortization expense, as further adjusted for other non-cash charges and unusual or non-recurring charges. Adjusted EBITDA is a non-GAAP financial measure that management and external users of the Partnership's consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess (i) the performance of the Partnership's assets without regard to the impact of financing methods, capital structure or historical cost basis of the Partnership's assets; (ii) the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; (iii) the Partnership's ability to make distributions; (iv) the Partnership's ability to incur and service debt and fund capital expenditures; and (v) the Partnership's ability to incur additional expenses. The Partnership believes that the presentation of Adjusted EBITDA provides useful information to investors in assessing its financial condition and results of operations.

The Partnership defines Distributable Cash Flow as Adjusted EBITDA less (i) cash interest expense paid; (ii) cash income taxes paid; (iii) maintenance capital expenditures paid; (iv) equity earnings from the LNG Interest; plus (v) cash distributions from the LNG Interest. Distributable Cash Flow is a non-GAAP financial measure that management and external users of the Partnership's consolidated financial statements may use to evaluate whether the Partnership is generating sufficient cash flow to support distributions to its unitholders as well as to measure the ability of the Partnership's assets to generate cash sufficient to support its indebtedness and maintain its operations.

The GAAP measure most directly comparable to Adjusted EBITDA and Distributable Cash Flow is net income. Adjusted EBITDA and Distributable Cash Flow should not be considered as an alternative to net income. Adjusted EBITDA and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income. You should not consider Adjusted EBITDA or Distributable Cash Flow in isolation or as a substitute for analysis of the Partnership's results as reported under GAAP. Additionally, because Adjusted EBITDA and Distributable Cash Flow may be defined differently by other companies in the Partnership's industry, its definitions of Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Please see the reconciliation of net income to Adjusted EBITDA and Distributable Cash Flow in the accompanying tables.

Investor Contact:
IR@arcxlp.com
www.arcxlp.com
212-993-1290

ARC LOGISTICS PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands, except per unit amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
Third-party customers	$16,996	$12,673	$28,375	$23,548
Related parties	2,114	2,054	4,292	4,392
	19,110	14,727	32,667	27,940
Expenses:
Operating expenses	7,012	7,342	13,292	14,473
Selling, general and administrative	4,399	2,030	8,697	3,807
Selling, general and administrative - affiliate	1,086	1,056	2,162	1,940
Depreciation	2,619	1,761	4,462	3,459
Amortization	2,131	1,353	3,376	2,692
Total expenses	17,247	13,542	31,989	26,371
Operating (loss) income	1,863	1,185	678	1,569
Other income (expense):
Equity earnings from unconsolidated affiliate	2,503	2,487	4,992	4,924
Other income	2	3	7	3
Interest expense	(1,518)	(930)	(2,469)	(1,841)
Total other income, net	987	1,560	2,530	3,086
Income before income taxes	2,850	2,745	3,208	4,655
Income taxes	17	3	69	52
Net income	2,833	2,742	3,139	4,603
Net income attributable to non-controlling interests	(645)	-	(645)	-
Net income attributable to partners' capital	2,188	2,742	2,494	4,603
Other comprehensive loss	840	(353)	369	(440)
Comprehensive (loss) income attributable to partners' capital	$3,028	$2,389	$2,863	$4,163

Earnings per limited partner unit:
Common units (basic and diluted)	$0.20	$0.21	$0.23	$0.36
Subordinated units (basic and diluted)	$0.02	$0.21	$0.02	$0.36

ARC LOGISTICS PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except unit amounts)
(Unaudited)

	June 30,	December 31,
	2015	2014
Assets:
Current assets:
Cash and cash equivalents	$9,960	$6,599
Trade accounts receivable	6,760	3,746
Due from related parties	1,250	900
Inventories	298	285
Other current assets	1,253	1,226
Total current assets	19,521	12,756
Property, plant and equipment, net	351,788	195,886
Investment in unconsolidated affiliate	73,997	72,858
Intangible assets, net	83,968	33,189
Goodwill	39,871	15,162
Other assets	4,241	1,737
Total assets	$573,386	$331,588
Liabilities and partners' capital:
Current liabilities:
Accounts payable	$2,971	$2,136
Accrued expenses	2,678	2,133
Due to general partner	1,658	409
Other liabilities	1,417	34
Total current liabilities	8,724	4,712
Credit facility	176,063	111,063
Other non-current liabilities	21,211	2,747
Commitments and contingencies
Partners' capital:
General partner interest	-	-
Limited partners' interest
Common units – (11,388,745 and 6,867,950 units issued and outstanding at June 30, 2015 and December 31, 2014, respectively)	189,597	119,130
Subordinated units – (6,081,081 units issued and outstanding at June 30, 2015 and December 31, 2014)	89,469	93,588
Non-controlling interests	87,605	-
Accumulated other comprehensive (loss) income	717	348
Total partners' capital	367,388	213,066
Total liabilities and partners' capital	$573,386	$331,588

ARC LOGISTICS PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended
	June 30,
	2015	2014
Cash flow from operating activities:
Net income	$3,139	$4,603
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	4,462	3,459
Amortization	3,376	2,692
Equity earnings from unconsolidated affiliate, net of distributions	(615)	(330)
Amortization of deferred financing costs	375	246
Unit-based compensation	2,842	-
Changes in operating assets and liabilities:
Trade accounts receivable	(2,646)	391
Due from related parties	(718)	(103)
Inventories	(13)	48
Other current assets	(26)	(784)
Accounts payable	469	885
Accrued expenses	544	74
Due to general partner	1,250	339
Other liabilities	148	2,055
Net cash provided by operating activities	12,587	13,575
Cash flows from investing activities:
Capital expenditures	(3,007)	(5,711)
Investment in unconsolidated affiliate	(310)	(681)
Net cash paid for acquisitions	(216,000)	-
Net cash used in investing activities	(219,317)	(6,392)
Cash flows from financing activities:
Distributions	(10,618)	(7,691)
Deferred financing costs	(2,881)	(230)
Proceeds from equity offering, net	72,081	-
Equity contribution from non-controlling interests	86,960	-
Repayments to credit facility	-	(25,000)
Proceeds from credit facility	65,000	27,500
Distribution equivalent rights paid on unissued units	(451)	-
Net cash used in financing activities	210,091	(5,421)
Net decrease in cash and cash equivalents	3,361	1,762
Cash and cash equivalents, beginning of period	6,599	4,454
Cash and cash equivalents, end of period	$9,960	$6,216

ARC LOGISTICS PARTNERS LP
RECONCILIATION OF ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(In thousands, except operating data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net Income attributable to partners' capital	$2,188	$2,742	$2,494	$4,603
Income taxes	17	3	69	52
Interest expense	1,518	930	2,469	1,841
Depreciation (c)	2,321	1,761	4,164	3,459
Amortization (c)	1,719	1,353	2,965	2,692
One-time transaction expenses (a)	1,447	7	2,732	451
Non-cash unit-based compensation	1,310	-	2,852	-
Non-cash charges (b)	112	942	302	2,032
Adjusted EBITDA	$10,632	$7,738	$18,047	$15,130
Cash interest expense	(1,320)	(859)	(2,226)	(1,714)
Cash income taxes	(17)	(3)	(69)	(52)
Maintenance capital expenditures	(707)	(742)	(995)	(1,177)
Equity earnings from the LNG Interest	(2,503)	(2,487)	(4,992)	(4,924)
Cash distributions received from the LNG Interest	2,601	2,843	4,377	4,594
Distributable Cash Flow	$8,686	$6,490	$14,142	$11,857

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Selected Operating Data:
Storage capacity (bbls)	6,725,100	6,425,100	6,725,100	6,425,100
Throughput (bpd)	64,043	80,215	66,157	75,337

______________

(a)	The one-time transaction expenses relate to due diligence and transaction expenses incurred in connection with acquisition related activity as described under the Partnership's existing credit facility agreement.

(b)	The non-cash charges relate to the accounting treatment for the Portland terminal lease transaction.

(c)	The depreciation and amortization have been adjusted to remove the non-controlling interest portion related to the JBBR Acquisition.